UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Spartan Business Services Corporation
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part  of  the  fee  is  offset  as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the:

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Spartan Business Service Corporation
10th Floor
3 Hardman Street
Manchester, M33HF
United Kingdom

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record as of October 12, 2010 (the “Record Date”) of Spartan Business Service Corporation (“Spartan” or the “Company”), a Nevada corporation, in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposals:

(1)	To amend our Articles of Incorporation to change our name to “Gunpowder Gold Corporation,” or such similar name as determined by the Board of Directors as described in this Information Statement;

(2)	To amend the Articles of Incorporation to increase the authorized number of shares of common stock from 70,000,000 shares, $.001 par value, to 300,000,000 shares of common stock, $.001 par value; and

(3)	To authorize a ten-for-one forward split of the outstanding shares of the common stock of the Company.

SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 12, 2010, SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT

BY ORDER OF THE BOARD OF DIRECTORS.

October __, 2010
/s/ Neil Jason Pestell
Neil Jason Pestell, Chief Executive Officer and President

Spartan Business Service Corporation
10th Floor
3 Hardman Street
Manchester, M33HF
United Kingdom

INFORMATION STATEMENT FOR SHAREHOLDERS

The Board of Directors of Spartan Business Services Corporation, a Nevada corporation (the “Company”), is furnishing this Information Statement to shareholders in connection with a majority action of shareholders of the Company made by a written memorandum of action without a meeting of the shareholders effective October 12, 2010.

The actions approved by holders of a majority of the outstanding shares of the common stock of the Company are:

(1)	To amend our Articles of Incorporation to change our name to “Gunpowder Gold Corporation” or such similar name as determined by the Board of Directors as described in this Information Statement;

(2)	To amend the Articles of Incorporation to increase the authorized number of shares of common stock from 70,000,000 shares, $.001 par value, to 300,000,000 shares of common stock, $.001 par value; and

(3)	To authorize a ten-for-one forward split of its outstanding shares of common stock.

All of the above matters have been approved by holders of approximately 55.6% of the outstanding shares of the Company’s common stock in accordance with Nevada corporate law. However, under federal law, these proposals will not be effected until at least 20 days after this Information Statement has first been sent to the shareholders of the Company.

This Information Statement is first being mailed to shareholders on or about October ____, 2010.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS

VOTING SECURITIES

GENERAL INFORMATION

General Information Concerning the Company
Outstanding Shares and Voting Rights
Approval of the Name Change

Record Date
No Dissenters’ Rights of Appraisal
Expenses of Information Statement

AMENDMENT TO ARTICLES OF INCORPORATION

QUESTIONS AND ANSWERS

Q:           What am I being asked to approve?

A:
You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Shareholders holding a majority of the outstanding voting common stock of the Company have already agreed to approve:

(1)	To change our name to “Gunpowder Gold Corporation” or such similar name as determined by the Board of Directors as described in this Information Statement;

(2)	To amend the Articles of Incorporation to increase the authorized number of shares of common stock from 70,000,000 shares, $.001 par value, to 300,000,000 shares of common stock, $.001 par value; and

(3)	To authorize a ten-for-one forward split of its outstanding common stock.

Q:	Why have the Board of Directors and a majority of the shareholders agreed to approve these actions?

A:
The Company has recently changed the character of its business to become a  precious metal exploration company and the Board of Directors believe that a change in the name of the Company is desirable to more accurately reflect the Company’s new business focus.

Q:           What is the Company’s new business focus?

A:
The Company intends to seek the acquisition of mineral exploration properties. Although the Company is currently in discussions regarding a potential transaction, there is no definitive agreement (or executed letter of intent) regarding such transactions and no assurance that a transaction will occur. The Company presently has no definitive plans, proposals, or other arrangements, written or otherwise.

Q:	Why have the Board of Directors and a majority of the shareholders approved a ten-for-one forward stock split?

A:
The Board of Directors has determined that it is in our best interest to approve a forward stock split of our common stock on a ten-for-one basis (the “stock split”) so that for every one outstanding share of common stock before the stock split will then represent 10 shares of common stock after the stock split, with all fractional shares rounded up to the next whole share. The board believes that the stock split will result in greater liquidity for the Company’s common stock and that the Company’s stockholders will benefit from greater liquidity. As a result of the stock split, our common stock will likely trade in a less expensive price range, which may make it more attractive to prospective investors.

Q:	When do you expect to complete these transactions?

A:	Approximately thirty days after the date of mailing this Information Statement.

Q:	Why is the Company seeking to increase the authorized shares of common stock from 70,000,000 to 300,000,000 shares of common stock?

A:
The Board of Directors of the Company believes that it is in the best interest of the Company to increase the authorized number of shares of common stock in order to have sufficient authorized common stock to cover the proposed ten-for-one forward stock split of the Company’s common stock and to have a sufficient number of additional authorized shares available for future offerings of its common stock to provide capital for its growth, operations, and possible future acquisitions.

VOTING SECURITIES

General. Our Articles of Incorporation authorize the issuance of 70,000,000 shares of Common Stock, $0.001 par value per share, of which 9,000,000 pre-split shares were issued and outstanding as of October 12, 2010, the Record Date. Each outstanding share is entitled to one vote. Only shareholders of record at the close of business on the Record Date were entitled to notice. The shares of common stock are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

The Nevada corporate law, NRS 78.320, permits stockholders to approve certain actions by written consent without the necessity of a shareholders meeting. The majority shareholder who owns approximately 55.6% of the outstanding shares of common stock has approved these proposals by written consent the actions described in this Information Statement.

Recent Changes in Control

Effective August 10, 2010, Mr. Neil Jason Pestell of Manchester, United Kingdom, acquired common stock of Spartan Business Services Corporation (“Spartan”) previously owned by Mr. Reno Calabrigo, the former principal Stockholder of Spartan. As a result of these transactions, Mr. Pestell became the controlling stockholder of Spartan presently owning 5,000,000 pre-split shares of Common Stock which represent 55.6% of its issued and outstanding Common Stock. As part of the transaction, Mr. Calabrigo agreed to resign as the sole director of the Company and to simultaneously appoint Mr. Pestell as the sole director of the Company, and agreed to appoint Mr. Pestell as the new Chief Executive Officer, President, Treasurer and Secretary of the Company.

Current Stock Ownership

The following table sets forth information regarding the post-split beneficial ownership of our Common Stock as of October 12, 2010, by:

-	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;
-	each of our officers and directors; and
-	all of our officers and directors as a group.

Unless otherwise indicated, we believe that the person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him.

		Percent of total
		shares of
Name and Address of	Number of Shares of	outstanding
Beneficial Owner	Common Stock	Common Stock

Neil Jason Pestell	5,000,000	55.6%
3 Garforth Cresent
Droylsden, Manchester, M43 7SW
United Kingdom

All executive officers and directors as a group	5,000,000	55.6%

GENERAL INFORMATION

General Information Concerning the Company

The Company is a Nevada corporation formed on November 19, 2008. The Company’s securities are quoted on the over-the-counter electronic bulletin board under the symbol “SBUS.”

Outstanding Shares and Voting Rights

On October 12, 2010, the Company had 9,000,000 pre-split shares of Common Stock, par value $0.001, issued and outstanding.

Upon filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State, the name change of the Company will become effective.

Approval of the Name Change

The proposed change of the Company’s name to “Gunpowder Gold Corporation” or such similar name as determined by the Board of Directors, is intended to convey more clearly a sense of the Company’s new business focus. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Shareholders, including officers and directors, holding a total of 5,000,000 pre-split shares of Common Stock, representing approximately 55.6% of the outstanding shares of Common Stock, have already given their written consent.

Record Date

The close of business on October 12, 2010, has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Dissenters’ Rights of Approval

The Nevada corporate law does not provide any dissenters’ rights with respect to the matters contemplated in this Information Statement. Therefore, no dissenters’ rights of appraisal will be given in connection with these actions.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

AMENDMENT TO ARTICLES OF INCORPORATION

The proposed amendment to the Company’s Articles of Incorporation will cause the Company to change the name of the Company to “Gunpowder Gold Corporation,” or such similar names as determined by the Board of Directors. Upon filing of the Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the name change will be effective.

The Nevada corporate law (NRS 78.010 et seq) (the “Nevada Law”) requires the approval of shareholders who hold at least a majority of the voting power present at a meeting at which a quorum is present to amend the Company’s Articles of Incorporation to change its name. The Nevada Law also permits actions that would otherwise require a vote at a meeting of shareholders to be taken by written consent of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting (NRS 78.320).

A shareholder who owns approximately 55.6% of the issued and outstanding voting securities of the Company, including officers and directors, have consented to amend the Company’s Articles of Incorporation to change its name to “Gunpowder Gold Corporation” and to increase the total number of authorized shares of Common Stock to 300,000,000 shares of common stock, $.001 par value, or such similar actions as decided by the Board of Directors.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate or any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amended Articles of Incorporation, which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

AVAILABLE INFORMATION

The Company is not subject to the informational requirements of the Securities Exchange Act of 1934. However, it voluntarily files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the U.S. Securities and Exchange Commission (the “Commission”) at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

By Order of the Board of Directors of

Spartan Business Services Corporation

By: _________________________________
Neil Jason Pestell, President

AMENDMENT TO ARTICLES OF INCORPORATION
OF
SPARTAN BUSINESS SERVICES CORPORATION

Spartan Business Services Corporation, a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1. The name of the corporation is Spartan Business Services Corporation, which is the name under which the Corporation was originally incorporated. The date of filing of its original Articles of Incorporation filed with the Secretary of State was November 19, 2008.

2. This Amended Articles of Incorporation amends the provisions of the Articles of Incorporation of this corporation in full.

3. The text of the Articles of Incorporation as amended and heretofore is hereby amended to read as herein set forth in full.

AMENDED ARTICLES OF INCORPORATION
OF
GUNPOWDER GOLD CORPORATION

1. Name of Corporation: Gunpowder Gold Corporation.

2. Resident Agent

The resident agent of the corporation is Val-U-Corp Services, Inc., 1802 N. Carson Street, Suite 108, Carson City, NV 89701.

3. Board of Directors

The corporation shall initially have one director who shall be Neil J. Pestell whose address is 10th Floor, 3 Hardman Street, Manchester M3 3HF, United Kingdom.

4. Authorized Shares

The aggregate number of shares which the corporation shall have authority to issue shall consist of 300,000,000 shares of Common Stock, having a $.001 par value, and 5,000,000 shares of Preferred Stock, having a $.001 par value. The Common and/or Preferred Stock of the corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5. Preemptive Rights and Assessment of Shares

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6. Director’s and Officers’ Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability or a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and not adversely affect any limitation on the personal liability of a director or officer of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7. Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives, have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provisions contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a)           Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b)           To authorize and cause to be executed mortgages and liens, with or without limitations as to amount upon the real and personal property of the corporation;

(c)           To authorize the guaranty by the corporation of the securities, evidences of indebtness and obligations of other persons, corporations or business entities;

(d)           To set apart out of any funds of the corporation available for dividends a reverse or reverses for any proper purpose and to abolish any such reserve;

(e)           By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the corporation, which, to the extent, provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand on ________________, 2010, hereby declaring the certifying that the facts stated hereinabove are true.

Name:	Neil J. Pestell
Address:	3 Garforth Cresent
Droylsden, Manchester, M43 7SW
United Kingdom

By:  /s/ Neil J. Pestell
Neil J. Pestell
Sole Director, Chief Executive Officer,
President, Treasurer and Secretary